Exhibit 99.1

NEWS RELEASE

RIVIERA RESOURCES ANNOUNCES $1.00 PER SHARE CASH DISTRIBUTION OF OVER $60 MILLION TO SHAREHOLDERS; DECISION TO DEFER DRILLING IN NORTH LOUISIANA; COMMITMENT TO LOWERING GENERAL AND ADMINISTRATIVE COSTS

HOUSTON, March 09, 2020 – Riviera Resources, Inc. (OTCQX: RVRA) (“Riviera” or the “Company”) announces its Board of Directors (the “Board”) has approved a $1.00 per share cash distribution totaling approximately $60 million, funded with proceeds received from closing on multiple asset sales in the first quarter of 2020. The Company has also decided to defer its operating drilling program in the Ruston Field of North Louisiana, reducing 2020 capital by approximately $21 million. Finally, the Company continues to focus on lowering General and Administrative costs and expects to see significant savings versus prior periods. During these turbulent times in the energy sector, Riviera remains extremely well positioned to navigate through any prolonged commodity downturn due to its strong balance sheet, a substantial remaining net cash position and free cash flow generating assets, including Blue Mountain Midstream which is expected to be substantially cash flow positive by the end of the second quarter.

$60 Million Distribution

The Company’s Board has approved a cash distribution to shareholders of $1.00 per share. The distribution is payable on April 24, 2020 to all shareholders of record as of the close of business on April 8, 2020. As of March 6, 2020, there were 57,996,785 shares outstanding of the Company’s common stock, and 60,324,362 shares eligible to receive distributions1. Based on the $1.00 per share distribution, the aggregate cash amount of the distribution is expected to be approximately $60 million.

David Rottino, President and Chief Executive Officer of Riviera commented, “In the first quarter, despite a difficult market, we have successfully closed four separate transactions, for combined proceeds of approximately $68 million. As a result, I am pleased to announce the Board has agreed to return $60 million to shareholders through a special distribution. Because the $60 million represents only a portion of the generated proceeds and prior cash position, we will continue to have a strong balance sheet allowing us the option to return more capital in the future.”

North Louisiana Drilling Program

Based on current market prices, the Company has decided to defer initiating its operated drilling program in the Ruston Field of North Louisiana. Because the acreage is held by production, the Company has the flexibility to drill at a later date without the risk of losing its current leases. The Company had budgeted approximately $21 million in 2020 for the Ruston Field drilling program. Because the wells were not expected to come on line until the fourth quarter, the impact to 2020 production and EBITDA is expected to be minimal. If prices do improve throughout the year, Riviera will maintain the option to re-initiate the program.

General and Administrative Costs

As communicated on our February 27, 2020 conference call, the Company remains focused on finding ways to continue to reduce General and Administrative costs. In the fourth quarter of 2019, Riviera Upstream’s General and Administrative expenses, excluding share-based compensation expenses and severance expenses, were approximately $8.9 million. The Company expects by fourth quarter 2020, Upstream’s General and Administrative expenses, excluding share-based compensation expenses and severance expenses, will be approximately $4.4 million.

[1]

Share count includes (i) 57,996,785 shares outstanding of the Company’s common stock, (ii) 479,627 restricted stock units of the Company either granted or designated for issuance to certain employees (the “Riviera RSUs”), (iii) and 1,847,950 restricted stock units of the Company either granted or designated for issuance as performance units to certain employees (the “Riviera Performance Shares”) that, in the case of the Riviera Performance Shares, vest, if at all, based on the achievement of certain performance conditions specified in the award agreements. To date, none of the performance conditions have been achieved.

With respect to Blue Mountain Midstream, the company expects General and Administrative expenses, excluding share-based compensation and severance expenses, will be approximately $10.4 million in 2020. This represents a 15% decrease from 2019.

David Rottino further commented, “In light of our recent asset sales and the challenging commodity price environment, we remain proactive in reducing our G&A. We have made significant progress in realizing Upstream cost savings thus far and we expect that will continue throughout the first half of 2020. By Q4, 2020, we expect our Upstream G&A will be down 50% versus prior year. In addition, Blue Mountain is reducing costs as well and expects to see 15% lower G&A in 2020 versus prior year.”

Distributions to Shareholders

As a C corporation, distributions to common shareholders of current or accumulated earnings and profits are qualified dividends eligible for the 23.8% maximum federal income tax rate, inclusive of the 3.8% Medicare tax rate applicable to net investment income. Any distributions in excess of current or accumulated earnings and profits would be reported as returns of capital instead of qualified dividends. Distributions that are classified as returns of capital are nontaxable to the extent they do not exceed a shareholder’s adjusted tax basis in the Company’s stock, or as a capital gain to the extent that the amount of the distribution exceeds a shareholder’s adjusted tax basis in the Company’s stock. As of March 6, 2020, the Company estimates it will have zero current and accumulated earnings and profits for the tax year ended December 31, 2020. An updated estimate of Riviera’s E&P will be provided in connection with publishing Form 8937 (which publication will occur within 45 days of the Distribution).

With the expected elimination of any current and accumulated earnings and profits, the Company reasonably estimates that a cash distribution should not constitute a taxable dividend for U.S. federal income tax purposes. Rather, a cash distribution would generally constitute non-taxable return of capital, and a reduction to the tax basis of each recipient’s ownership interest in the Company, with any amount exceeding the holder’s basis subject to capital gain treatment.

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), non-U.S. persons who hold (or have held, during a certain measuring period) more than 5% of RVRA stock will be subject to withholding at a 15% rate on the full amount of the distribution. We have asked certain of our large, identifiable holders to certify that they are not subject to withholding under these rules or otherwise made withholding arrangements with such holders. We have not otherwise identified any additional non-U.S. 5% shareholders and do not intend to directly withhold from the distribution to any other holders on the basis of that diligence. However, while withholding under these rules is, under our circumstances, generally performed directly by the distributing company (to the extent withholding is necessary), we cannot guarantee that no intermediary will withhold from the distribution to the extent a particular beneficial holder is unable to demonstrate to the satisfaction of such intermediary that they are not subject to withholding under these rules.

Information regarding tax matters in this press release is for general information purposes only and does not constitute tax advice. Shareholders should consult with their tax advisors as to the specific U.S. federal and state, and non-U.S. tax consequences to such holder related to a return of capital distribution.

ABOUT RIVIERA RESOURCES

Riviera Resources, Inc. is an independent oil and natural gas company with a strategic focus on efficiently operating and developing its assets while returning capital to its stockholders. Riviera’s properties are primarily located in North Louisiana and Mid-Continent regions. Riviera also owns Blue Mountain Midstream LLC, a midstream company centered in the core of the Merge play in the Anadarko Basin.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, and anticipated future developments. These statements include, among others, statements regarding the return of capital to shareholders, estimates of accumulated earnings and profits, our financial position, business strategy and other plans and objectives for future operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to the Company’s financial and operational performance and results, low or declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

Riviera Resources, Inc.

Investor Relations

(281) 840-4168

IR@RVRAresources.com